Exhibit 99.1

PRESSRELEASE
www.HelixESG.com

Helix Energy Solutions Group, Inc.	·	400 N. Sam Houston Parkway E., Suite 400	·	Houston, TX 77060-3500	·	281-618-0400	·	fax: 281-618-0505

For Immediate Release	06-025

		Contact:	Wade Pursell
Date:	September 25, 2006	Title:	Chief Financial Officer
Helix Energy Solutions Announces Executive
Management Succession
HOUSTON, TX — Helix Energy Solutions (NYSE: HLX) announced today that Martin R. Ferron will succeed Owen E. Kratz as Chief Executive Officer effective October 1, 2006. Mr. Kratz will continue with the company in the role of Executive Chairman of the Board.
Owen Kratz, Chairman and Chief Executive Officer of Helix stated, “Martin has worked closely with me for almost a decade and has been very instrumental in helping to drive the tremendous growth of the company during that period. I look forward to continuing this successful relationship, following the respective title change, as we have a shared vision for the future of Helix. This succession better reflects the relative responsibilities that each of us has been serving and will continue to serve.”
Mr. Ferron has been with Helix Energy Solutions or its predecessor, Cal Dive International, since 1997. He became President in 1999 and served as Chief Operating Officer from January 1998 until August 2005. Mr. Ferron has also served on the company’s Board of Directors since September 1998.
Helix Energy Solutions, headquartered in Houston, Texas, is an energy services company that provides innovative solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including diving services, shelf and deepwater construction, robotics, well operations, well engineering and subsurface consulting services, platform ownership and oil and gas production.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the anticipated results (financial or otherwise) of the merger of Remington Oil and Gas Corporation into a wholly-owned subsidiary of Helix; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ending December 31, 2005; and, with respect to the Remington merger, actual results could differ materially from Helix’s expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Helix’s and Remington’s respective businesses. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements.